BUSINESS FINANCING AGREEMENT

Borrowers:	FORTRESS INTERNATIONAL GROUP, INC.	Lender:	BRIDGE BANK, National Association
	INNOVATIVE POWER SYSTEMS, INC.		55 Almaden Boulevard, Suite 100
	VTC, L.L.C.		San Jose, CA 95113
7226 Lee DeForest Drive, Suite 104
Columbia, Maryland 21046

This BUSINESS FINANCING AGREEMENT, dated as of May __, 2013, is made and entered into by and among BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”) FORTRESS INTERNATIONAL GROUP, INC., INNOVATIVE POWER SYSTEMS, INC. and VTC, L.L.C. (each a “Borrower” and collectively, “Borrowers”) on the following terms and conditions:

1.	REVOLVING CREDIT LINE.

1.1	Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Advances to Borrowers not exceeding the Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any Advance that results in an Overadvance or while any Overadvance is outstanding. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 of this Agreement are true and correct on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance.

1.2	Advance Requests. Borrowers may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrowers to Lender on or with the Advance Request. The Lender may honor Advance Requests, instructions or repayments given by any Authorized Person.

1.3	Due Diligence. Lender may audit each Borrower’s Receivables and any and all records pertaining to the Collateral, at Lender’s sole discretion; provided, an audit must be completed prior to the initial Advance and not more frequently than once every twelve (12) months thereafter, unless an Event of Default hereunder has occurred and is continuing. The foregoing audits shall be at Borrowers’ expense, and the charge therefor shall range from $1,000-$1,250 per day with the duration and scope of the audit to be determined at the time of the audit. Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or a Borrower’s books or records pertaining to the Collateral are in the possession of a third party, Borrower authorizes that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records, provided, that, unless an Event of Default has occurred, Lender shall use commercially reasonable efforts to notify Borrowers of such inspections, audits and requests.

1.4	Collections. Lender shall have the exclusive right to receive all Collections on all Receivables. Each Borrower shall (i) notify, transfer and deliver to Lender all Collections Borrower receives on a daily basis, (ii) deliver to Lender a detailed cash receipts journal together with all cash receipts on a daily basis until the lockbox is operational, and (iii) enter into a collection services agreement acceptable to Lender within the time period prescribed by this Agreement (the “Lockbox Agreement”). Borrowers shall use the lockbox address as the remit to and payment address for all of Borrowers’ Collections and it will be considered an immediate Event of Default if this does not occur (provided, that, for purposes of clarification, it shall not be an Event of Default if Borrowers notify all Accounts Debtors to remit payment to the lockbox address, but any Account Debtor(s) fails to do so, as long as Borrowers notify, transfer and deliver to Lender all Collections Borrowers receive on a daily basis) or the lockbox is not operational within 45 days of the date of this Agreement due to any act or omission of the Borrowers. Lender shall credit Collections with respect to Receivables received by Lender to Borrowers’ Account Balance within three business days of the date received; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, the amount shall be included in the Account Balance as if the Collections had not been received and Finance Charges shall continue to accrue thereon. All Collections received to the lockbox or otherwise received by Lender will, until credited as above provided, be deposited to a non-interest bearing cash collateral account maintained with Lender and Borrowers will not have access to that account. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the California Uniform Commercial Code and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

1

1.5	Receivables Activity Report. Within 30 days after the end of each Month End, Lender shall send to Borrowers a report covering the transactions for the prior billing period , including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. Absent manifest error, the accounting shall be deemed correct and conclusive unless a Borrower makes written objection to Lender within 30 days after the Lender sends the accounting to Borrowers.

1.6	Adjustments. In the event any Adjustment or dispute is asserted with respect to any Receivable by any Account Debtor, Borrowers shall promptly advise Lender and shall resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made with respect to any Receivable exceed 2% of its original Receivable Amount unless the applicable Borrower has obtained the prior written consent of Lender. So long as any Obligations are outstanding, Lender shall have the right, at any time, to take possession of any rejected, returned, or recovered personal property. If such possession is not taken by Lender, the applicable Borrower is to resell it for Lender’s account at such Borrower’s expense with the proceeds made payable to Lender. While a Borrower retains possession of any returned goods, such Borrower shall segregate said goods and mark them as property of Lender.

1.7	Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrowers. On the Maturity Date, Borrowers will pay all then outstanding Advances and other Obligations to the Lender or such earlier date as shall be herein provided.

1.8	Overadvances. Upon any occurrence of an Overadvance, Borrowers shall immediately pay down the Advances such that, after giving effect to such payments, no Overadvance exists.

2.	Fees and Finance Charges.

2.1	Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. The accrued and unpaid Finance Charge shall be due and payable within 10 calendar days after each Month End during the term hereof.

2.2	Fees.

(a)	Termination Fee. In the event this Agreement is terminated prior to the first anniversary of the date of this Agreement, Borrowers shall pay the Termination Fee to Lender; provided that Lender shall waive payment of the Termination Fee if the credit facility issued hereunder is transferred to or refinanced by another facility or division of Lender unless such transfer or refinance is the result of an Event of Default hereunder.

(b)	Facility Fee. Borrowers shall pay the Facility Fee to Lender promptly upon the execution of this Agreement and annually thereafter.

(c)	Letter of Credit Fees. Borrowers shall pay to Lender fees upon the issuance of each letter of credit, upon the payment or negotiation of each draft under any letter of credit and upon the occurrence of any other activity with respect to any letter of credit (including without limitation, the transfer, amendment or cancellation of any letter of credit) determined in accordance with Lender's standard fees and charges then in effect for such activity.

(d)	Due Diligence Fee. Borrowers shall pay the Due Diligence Fee to Lender promptly upon the execution of this Agreement and annually thereafter.

3.	Representations and Warranties. Each Borrower represents and warrants:

3.1	No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not materially misleading.

2

3.2	Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in each state in which failure to be so qualified, licensed and in good standing could reasonably be expected to result in a Material Adverse Change.

3.3	The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with Borrower’s organizational documents, nor constitute a default under any agreement by which Borrower is bound and which default could reasonably be expected to result in a Material Adverse Change. Borrower is not in default under any agreement to which or by which it is bound which default could reasonably be expected to result in a Material Adverse Change.

3.4	Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.

3.5	Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept is set forth at the beginning of this Agreement, Borrower is located at its address for notices set forth in this Agreement.

3.6	If Borrower owns, holds or has any interest in, any copyrights (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

4.	Miscellaneous Provisions. Each Borrower will:

4.1	Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction where failure to maintain such qualification could reasonably be expected to result in a Material Adverse Change and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a “borrower” under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing. Notwithstanding the foregoing, Lender hereby consents to the Lonestar Acquisition provided that the aggregate cash consideration payable by Borrowers in connection therewith does not exceed $1,900,000 in the aggregate.

4.2	Give Lender at least 30 days prior written notice of changes to its name, organization, chief executive office or location of records.

4.3	Pay all its taxes including gross payroll, withholding and sales taxes when due and will deliver satisfactory evidence of payment to Lender if requested; provided, that Borrower shall have the right to contest the payment of such taxes in good faith and by appropriate proceedings, promptly instituted and diligently conducted, provided that adequate reserves therefor have been established as required under generally accepted accounting principles.

4.4	Maintain:

(a)	insurance satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of the Borrower's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for the Borrower's business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(b)	all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement. The insurance must be issued by an insurance company acceptable to Lender and must include a lender's loss payable endorsement in favor of Lender in a form acceptable to Lender.

Upon the request of Lender, Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

4.5	Transfer and deliver to Lender all Collections Borrower receives in compliance with the terms of this Agreement.

4.6	Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

3

4.7	Promptly notify Lender if Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business provided, that, in no event shall such notice be delivered to Lender more than thirty (30) days after Borrower obtains any such interest.

4.8	Provide the following financial information and statements in form and content acceptable to Lender, and such additional information as reasonably requested by Lender from time to time. Lender has the right to require Borrower to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)	Within 180 days of the fiscal year end, the annual financial statements of Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to the Lender) by a Certified Public Accountant acceptable to Lender. The statements shall be prepared on a consolidated basis.

(b)	Within 180 days of the fiscal year end, Borrower’s annual federal and state tax returns prepared by a Certified Public Accountant acceptable to Lender;

(c)	No later than 30 days after the end of each month (including the last period in each fiscal year), monthly financial statements of Borrower, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated and consolidating basis.

(d)	Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower's auditor. If no management letter is prepared, Borrower shall, upon Lender's request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(e)	At any time that the following are not retrievable directly by Lender through the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or a similar reporting system, copies of the Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report for Borrower concurrent with the date of filing with the Securities and Exchange Commission.

(f)	Financial projections covering a time period reasonably acceptable to Lender and specifying the assumptions used in creating the projections. Annual projections shall in any case be provided to Lender no later than the earlier of (i) the time at which the financial projections are approved by Borrower’s board of directors or (ii) 30 days after the beginning of each fiscal year.

(g)	Within 30 days of the end of each month, a compliance certificate of Borrower, signed by an authorized financial officer and setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Event of Default under this Agreement and, if any such Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

(h)	Within 15 days after the end of each calendar month, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding calendar month.

(i)	Within 15 days after the end of each calendar month, a detailed aging of Borrower’s receivables by invoice or a summary aging by account debtor, together with payable aging, inventory analysis, deferred revenue report (if applicable), and such other matters as Lender may request.

(j)	Promptly upon Lender's request, such other books, records, statements, lists of property and accounts, budgets, forecasts, invoices, purchase orders, proof-of-delivery, contracts, reports or such other information as Lender may reasonably request as to Borrower and as to each guarantor of Borrower's obligations to Lender.

4

4.9	Maintain its primary depository and operating accounts with Lender. In the event Borrower or any subsidiary requires any services offered by Lender’s International Banking Division, including, without limitation, services related to foreign currency wires, hedging, swaps and letters of credit, Borrower shall utilize Lender’s International Banking Division for such services. In the case of any deposit or investment accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the California Uniform Commercial Code) of such deposit account pursuant to documentation acceptable to Lender; provided, that, VTC, L.L.C. may maintain up to $375,000 in that certain escrow account at Wilmington Trust, National Association which escrow account shall not be subject to an account control agreement so long the proceeds thereof (including all amounts therein) are either (a) remitted to the Seller (as defined in the Lonestar Purchase Agreement) or (b) refunded to VTC, L.L.C., in each case pursuant to the Lonestar Purchase Agreement and that certain Escrow Agreement by and among Arvato Digital Services LLC, VTC L.L.C and Wilmington Trust, National Association, executed and delivered in connection with the Lonestar Purchase Agreement.

4.10	Provide to Lender promptly upon the execution hereof, the following documents which shall be in form satisfactory to Lender: (i) Resolutions to Borrow from each Borrower, (ii) an Insurance Authorization Letter, (iii) a Lockbox Remittance Processing Service Agreement for each Borrower, (iv) a completed Compliance Certificate, (v) a subordination agreement from Jerry Gallagher in favor of Lender, (vi) a Guaranty from each of VORTECH, L.L.C., TOTAL SITE SOLUTIONS AZ, LLC and ALLETAG BUILDERS, INC. of Borrower’s obligations to Lender hereunder, (vii) a Third Party Security Agreement from each of VORTECH, L.L.C., TOTAL SITE SOLUTIONS AZ, LLC and ALLETAG BUILDERS, INC. in favor of Lender, (viii) an Intellectual Property Security Agreement in favor of Lender from each Borrower and each of VORTECH, L.L.C., TOTAL SITE SOLUTIONS AZ, LLC and ALLETAG BUILDERS, INC and (ix) Resolutions to Guaranty from VORTECH, L.L.C., TOTAL SITE SOLUTIONS AZ, LLC and ALLETAG BUILDERS, INC. Provide Lender within 30 days of the execution hereof, (i) landlord waivers, in form and substance acceptable to Lender in respect of the following leased locations: (1) 7226 Lee DeFrost Dr. Ste 104, Columbia, MD 21046; (2) 6650 Business Parkway Suite C Elkridge, MD 21075 and (3) 43676 Trade Center Place Suite 125 Dulles, VA 20166, (ii) the qualification for VTC, L.L.C. with the TX controller (tax qualification) and a corrected PA good standing certificate clarifying that “The Tile Solutions, LLC” is a fictitious name, (iii) the MD good standing certificate, AZ certified charter and AZ good standing certificate for Alletag Builders, Inc., (iv) the MD good standing certificate and AZ certified charter for Total Site Solutions Arizona, LLC, (v) the VA charter for Innovative Power Systems, Inc., and (vi) the corrected UT good standing certificate for Fortress International Group, Inc.

4.11	Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of Borrower or any guarantor or any other obligor as Lender may reasonably request.

4.12	Maintain Borrowers’ consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein), with compliance determined commencing with Borrowers’ financial statements for the period ending May 1, 2013:

(a)	Asset Coverage Ratio not at any time less than 1.5 to 1.0 measured on a monthly basis.

5.	Security Interest. To secure the prompt payment and performance to Lender of all of the Obligations, each Borrower hereby grants to Lender a continuing security interest in the Collateral. Borrowers are not authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for the sale of finished inventory in a Borrower’s usual course of business (and sales of fixed assets (not to exceed $50,000 in any calendar year) that are unused, obsolete, or will be replaced by similar fixed assets). Each Borrower agrees to sign any instruments and documents reasonably requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Each Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. No Borrower shall grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.

6.	Power of Attorney. Each Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default: (i) if Borrower fails to do so upon Lender’s request, prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (ii) receive and open all mail addressed to Borrower for the purpose of collecting the Receivables; (iii) endorse Borrower’s name on any checks or other forms of payment on the Receivables; (iv) execute on behalf of Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (v) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (vi) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default: (i) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or Borrower’s name, as Lender may choose; (ii) notify all Account Debtors with respect to the Receivables to pay Lender directly; and (iii) sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

5

7.	Default and Remedies.

7.1	Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder.

(a)	Failure to Pay. A Borrower fails to make a payment when due under this Agreement.

(b)	Lien Priority. Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing) on or security interest in the Collateral.

(c)	False Information. A Borrower (or any guarantor) has given Lender any materially false or materially misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement.

(d)	Bankruptcy. A Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against a Borrower (or any guarantor) or a Borrower (or any guarantor) makes a general assignment for the benefit of creditors; provided, that it shall not be an Event of Default if a bankruptcy petition is filed against any Borrower in an involuntary proceeding, unless such proceeding continues undismissed for a period in excess of 45 days after the filing of the petition.

(e)	Receivers. A receiver or similar official is appointed for a substantial portion of a Borrower’s (or any guarantor’s) business, or a substantial part of a Borrower’s (or any guarantor’s) business is terminated; provided, that, it shall not be an Event of Default if a receiver is appointed in an involuntary proceeding unless such Borrower suffered such receivership to continue undischarged or unstayed for a period of 10 days.

(f)	Judgments. Any judgments or arbitration awards are entered against a Borrower (or any guarantor), or a Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the aggregate amount of all such judgments, awards, and agreements not covered by insurance exceeds $250,000.

(g)	Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in a Borrower’s (or any guarantor’s) business condition (financial or otherwise), operations, properties or ability to repay the credit (“Material Adverse Change”).

(h)	Cross-default. Any default occurs under any agreement in connection with any credit in excess of $200,000 a Borrower (or any guarantor) or any of a Borrower’s Affiliates has obtained from anyone else or which a Borrower (or any guarantor) or any of a Borrower’s Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than 60 days past due).

(i)	Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect without Lender’s prior written consent.

(j)	Other Agreements. A Borrower (or any guarantor) or any of a Borrower’s Affiliates fails to meet the conditions of, or fails to perform any obligation under any other agreement a Borrower (or any guarantor) or any of a Borrower’s Affiliates has with Lender or any Affiliate of Lender.

(k)	Intentionally Omitted.

(l)	Change of Management. A Borrower (or any guarantor) (a) fails to provide notice to Bank of any Key Person(s) departing from or ceasing to be employed by such Borrower (or any guarantor) within five days after his/her/their departure from Borrower (or such guarantor) or (b) fails to replace any departed Key Person with an individual reasonably acceptable to Bank within 90 days of such Key Person’s departure.

6

(m)	Other Breach Under Agreement. A Borrower fails to meet the conditions of, or fails to perform any obligation under, (i) Sections 4.1, 4.5, 4.6, 4.8, 4.9 or 4.12 of this Agreement, or (ii) any other provision set forth in this Agreement (not otherwise addressed in any other provision of this Section 7 or in subsection (i) above) and such failure is not cured (A) within 5 days after the occurrence thereof, if such cure may be made by the payment of money, or (B) within a reasonable period of time (but in no case exceeding 10 days after the occurrence thereof), if such cure may not be made by the payment of money; provided that (1) Borrowers diligently proceed with making such cure, (2) there is no adverse effect of such failure on the Collateral and (3) Borrowers are otherwise in compliance with this Agreement.

7.2	Remedies. Upon the occurrence and during the continuance of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrowers; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(d), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercial reasonable manner.

8.	Accrual of Interest, FEES. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. Lender may charge interest, finance charges and fees based upon the projected amounts thereof as of the due dates therefor, and adjust subsequent charges to account for the actual accrued amounts. If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9.	Fees, Costs and Expenses; Indemnification. The Borrowers will pay to Lender upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, a Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Borrowers or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Receivables or the Collateral, (e) collecting the Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving a Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing unless the foregoing are caused by the gross negligence or willful misconduct of Lender or its agents.

10.	Integration, Severability Waiver, Choice of Law, FORUM AND VENUE.

10.1	This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrowers concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrowers concerning this credit; and (c) are intended by Lender and Borrowers as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a Default. If Lender waives a Default, it may enforce a later Default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2	THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE BORROWERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

7

11.	Notices; Telephonic and Telefax Authorizations. All notices shall be given to Lender and Borrowers at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Borrowers will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement's termination, and will benefit Lender and its officers, employees, and agents.

12.	Definitions and Construction.

12.1	Definitions. In this Agreement:

“Account Balance” means at any time the aggregate of the Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

“Account Debtor” has the meaning in the California Uniform Commercial Code and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.

“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable.

“Advance” means an advance made by Lender to Borrowers under this Agreement.

“Advance Rate” means 80% in the case of the Eligible Receivables or such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrowers.

“Advance Request” means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting an Advance.

“Agreement” means this Business Financing Agreement.

"Affiliate" means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

“Asset Coverage Ratio” means all unrestricted cash maintained with Lender, plus Eligible Receivables, divided by the total amount of the Obligations.

“Authorized Person” means any one of the individuals authorized to sign on behalf of a Borrower, and any other individual designated by any one of such authorized signers.

"Borrowing Base" means at any time the sum of (i) the Eligible Receivable Amount multiplied by the Advance Rate minus (ii) such reserves as Lender may deem proper and necessary from time to time in the exercise of its reasonable discretion.

“Collateral” means all of each Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following (collectively, the “Collateral”): (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of Borrowers which is now or hereafter identified by a Borrower or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of each Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment.

8

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

“Credit Limit” means $6,000,000, which is intended to be the maximum amount of Advances at any time outstanding.

“Default” means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.

“Due Diligence Fee” means a payment of an annual fee equal to $1,000 due upon the date of this Agreement and upon each anniversary thereof so long as any Advance is outstanding or available hereunder.

“Eligible Receivable” means a Receivable that satisfies all of the following:

(a)	The Receivable has been created by a Borrower in the ordinary course of a Borrower’s business and without any obligation on the part of a Borrower to render any further performance.

(b)	There are no conditions which must be satisfied before the applicable Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.

(c)	The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.

(d)	The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against a Borrower (including offsets for any “contra accounts” owed by a Borrower to the Account Debtor for goods purchased by a Borrower or for services performed for a Borrower, but excluding credit balances referenced and accounted for in clause (e) below).

(e)	The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f)	The applicable Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.

(g)	The applicable Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. The applicable Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by such Borrower as a foreign corporation authorized to transact business in such state.

(h)	The Receivable is owned by a Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.

9

(i)	The Account Debtor on the Receivable is not any of the following: (1) an employee, Affiliate, parent or subsidiary of a Borrower, or an entity which has common officers or directors with a Borrower; (2) the U.S. government or any agency or department of the U.S. government unless Borrowers comply with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C. §15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against Borrowers; (3) any person or entity located in a foreign country other than Canada unless Lender approves of such international account in Lender’s sole discretion or (4) an Account Debtor as to which 35% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.

(j)	The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; provided, however, that Accounts with extended payment terms may be approved by Lender on a case-by-case basis; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(k)	The Receivable does not arise from the sale of goods which remain in a Borrower’s possession or under a Borrower’s control.

(l)	The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to a Borrower under any other obligation which is evidenced by a promissory note.

(m)	the Receivable is not that portion of Receivables due from an Account Debtor which is in excess of 35% of the applicable Borrower's aggregate dollar amount of all outstanding Receivables; except with respect to Receivables where Dell is the Account Debtor, in which case such percentage shall be 60%.

(n)	The Receivable has not been pre-billed and is not a progress billing, retention billing or a bill and hold account.

(o)	The Receivable is otherwise acceptable to Lender in the exercise of its reasonable discretion.

"Eligible Receivable Amount" means at any time the sum of the Receivable Amounts of the Eligible Receivables.

“Event of Default” has the meaning set forth in Section 7.1.

“Facility Fee” means a payment of an annual fee equal to 0.50 percentage points of the Credit Limit due upon the date of this Agreement and each anniversary thereof so long as any Advance is outstanding or available hereunder.

“Finance Charge” means an interest amount equal to the Finance Charge Percentage of the ending daily Account Balance for the relevant period.

“Finance Charge Percentage” means a rate per year equal to the Prime Rate plus 2.00 percentage points plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

“Key Person” is each of a Borrower’s (a) Chief Executive Officer and (b) Chief Financial Officer.

“Lender” means Bridge Bank, National Association, and its successors and assigns.

“Lonestar Acquisition” means the acquisition by VTC, L.L.C. of certain assets from Arvato Digital Services LLC.

“Lonestar Acquisition Documents” means, collectively, the Lonestar Purchase Agreement and any other documents, instruments and/or agreements necessary to, and executed in connection with, the Lonestar Purchase Agreement; all in form and substance reasonably acceptable to Lender.

“Lonestar Purchase Agreement” means that certain Asset Purchase Agreement by and between Arvato Digital Services LLC and VTC, L.L.C., and the schedules and exhibits thereto.

“Material Adverse Change” has the meaning set forth in Section 7.1.

10

“Maturity Date” means two years from the date hereof or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Month End” means the last calendar day of each month.

“Obligations” means all liabilities and obligations of Borrowers to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Overadvance” means at any time an amount equal to the amounts (if any) by which the total amount of the outstanding Advances exceeds the lesser of the Credit Limit or the Borrowing Base.

“Permitted Indebtedness” means:

(a)	Indebtedness under this Agreement or that is otherwise owed to the Lender.

(b)	Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.

(c)	Indebtedness representing the deferred purchase price under the Lonestar Purchase Agreement; provided that the aggregate amount of such deferred purchase price plus the aggregate amount of cash paid at the close of the Lonestar Acquisition does not exceed $1,900,000.

(d)	Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $200,000 in total principal amount at any time outstanding.

(e)	Other indebtedness in an aggregate amount not to exceed $50,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause an Event of Default hereunder.

(f)	Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the maximum principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrowers.

(g)	Subordinated Debt.

(h)	Indebtedness in respect of the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business.

“Permitted Liens” means the following but only with respect to property not consisting of Receivables financed under this agreement:

(a)	Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.

(b)	Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests.

(c)	Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(d)	Liens securing Subordinated Debt.

11

(e)	Deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business.

(f)	Judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale or levy of, or execution on, any of the Collateral.

(g)	Liens arising from the filing of Uniform Commercial Code financing statements relating solely to leases for fixed assets not prohibited by this Agreement.

(h)	Carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s liens, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings.

(i)	Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business.

“Prime Rate” means the greater of 3.25% per year or the variable per annum rate of interest most recently announced by Lender as its "Prime Rate." Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate.

“Receivable Amount” means as to any Receivable, the amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

“Receivables” means each Borrower’s rights to payment arising in the ordinary course of such Borrower’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

“Subordinated Debt” means indebtedness of Borrowers that is expressly subordinated to the indebtedness of Borrowers owed to Lender pursuant to a subordination agreement satisfactory in form and substance to Lender.

“Termination Fee” means a payment equal to 1.0% of the Credit Limit.

12.2	Construction:

(a)	In this Agreement: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the terms “include” and “including” are not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b)	Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrowers or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c)	Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

13.	Jury Trial Waiver. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12

14.	JUDICIAL REFERENCE PROVISION.

14.1	In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

14.2	With the exception of the items specified in Section 14.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

14.3	The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

14.4	The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

14.5	The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

14.6	The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

14.7	Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

14.8	The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

13

14.9	If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

14.10	THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15.	JOINT AND SEVERAL LIABILITY OF BORROWERS; WAIVER OF CERTAIN DEFENSES.

15.1	Independent obligation. Each Borrower, jointly and severally, promises to pay and perform as and for its own indebtedness and obligation, (i) the due and punctual payment of the obligations hereunder, in each case when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, as herein provided or otherwise; and (ii) the punctual and faithful performance, keeping, observance, and fulfillment of all of the agreements, conditions, covenants, and other obligations of Borrowers contained in this Agreement or otherwise with any other obligation with respect to the obligations hereunder. The obligations of each Borrower under this Agreement is a direct, primary, separate, and independent obligation of such Borrower, is not in whole or in part a surety relationship, is absolute and unconditional, and is not dependent in whole or in part upon the obligations of any other Borrower. Each Borrower agrees that it is jointly and severally liable to Lender for the entire amount of the obligations hereunder, and that a separate action may be brought against such Borrower whether such action is brought against any other Borrower or any guarantor or whether any other Borrower or any such guarantor is joined in such action. Each Borrower agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies they may have against any other Borrower or any guarantor, or the enforcement of any lien or realization upon any security Lender may at any time possess. Each Borrower agrees that any release which may be given by Lender to the other Borrower or any guarantor shall not also constitute a release such Borrower. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets of any other Borrower or any guarantor in favor of such Borrower or against or in payment of any or all of the obligations hereunder.

15.2	Waivers. To the maximum extent permitted by applicable law, each Borrower hereby:

(a)	Notices. Waives: (A) notice of any Advances or other financial accommodations made or extended under this Agreement, or the creation or existence of any obligations hereunder; (B) notice of the amount of the obligations hereunder, subject, however, to every Borrower's right to make inquiry of Lender to ascertain the amount of the obligations hereunder at any reasonable time; (C) notice of any adverse change in the financial condition of any Borrower, of any change in value, or the release of any Collateral, or of any other fact that might increase any Borrower's risk hereunder; (D)notice of presentment for payment, demand, protest and notice thereof as to any instrument; (E) notice of any Default; and (F) all other notices (except if such notice is specifically required to be given to such Borrower under any Credit Document to which such Borrower is a party) and demands to which such Borrower might otherwise be entitled;

(b)	Suretyship and Other Rights and Defenses. Waives: (A) any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against any other Borrower; (B) any defense, set-off, counterclaim or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the obligations hereunder or any security therefor; (C) any defense arising by reason of any claim or defense based upon an election of remedies by Lender, including any defense based upon an election of remedies by Lender under the provisions of Section 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (D) any defense based on any alteration, impairment or release of the obligations hereunder or any security therefor, whether or not resulting from any act or failure to act by Lender; and (E) any right to require Lender to institute suit against any other Borrower or to exhaust any rights and remedies which Lender has or may have against any other Borrower;

14

(c)	Subrogation. Until the Obligations have been indefeasibly satisfied in full in cash and performed in full, waives: (A) any right of subrogation such Borrower has or may have as against the other Borrower with respect to the obligations hereunder; (B) any right to proceed against the other Borrower, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the obligations hereunder; and (C) any right to proceed or to seek recourse against or with respect to any property or asset of the other Borrower and hereby agrees that, in light of the waivers contained in this clause, such Borrower shall not be a "creditor" (as that term is defined in Title II of the United States Code or otherwise) of the other Borrower, whether for the purposes of the application of Sections 547 or 550 of Title 11 of the United States Code or otherwise); and

(d)	Statutory Rights. WAIVES, WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS SECTION, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 to 2855, AND CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, and 726.

15.3	Consent to Alterations and Releases. Each Borrower consents and agrees that, without notice to or by such Borrower and without affecting or impairing the obligations of such Borrower hereunder, Lender may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of this Agreement or may grant other indulgences to any Borrower in respect thereof, or may agree to amend or modify in any manner and at any time (or from time to time) any one or more of this Agreement, or may, by action or inaction, release or substitute any guarantor, if any, of the obligations hereunder, or may enforce, exchange, release, or waive, by action or inaction, any security for the obligations hereunder or any guaranty of the obligations hereunder, or any portion thereof.

16.	EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by each Borrower and Lender and shall continue in full force and effect until the Maturity Date and thereafter so long as any Obligations remain outstanding hereunder. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrowers’ behalf. Borrowers agree that Lender shall have the right to identify Borrowers by name in those materials.

17.	Other Agreements. Any security agreements, liens and/or security interests securing payment of any obligations of Borrowers owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrowers and Lender or its Affiliates.

18.	NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[Balance of Page Intentionally Left Blank]

15

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement on the day and year above written.

BORROWERS:	LENDER:

FORTRESS INTERNATIONAL GROUP, INC.	BRIDGE BANK, NATIONAL ASSOCIATION

By	By
Name:	Name:
Title:	Title:

INNOVATIVE POWER SYSTEMS, INC.	Address for Notices:
55 Almaden Blvd.
San Jose, CA 95113
Fax: (405) 423-8510

By
Name:
Title:

VTC, L.L.C.

By
Name:
Title:

Address for Notices:

Fortress International Group, Inc., on behalf of all Borrowers

7226 Lee DeForest Drive, Suite 104

Columbia, MD 21046

Fax: (410) 423-7301

16